Exhibit 10.80

AMENDMENT TO FORBEARANCE AGREEMENT

This Amendment to Forbearance Agreement (“Amendment”) is effective as of the 30th  day of May, 2003 (the “Effective Date”) by and between PROSPECT MEDICAL GROUP, INC., a California professional corporation (“PMG”), and PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (“PMH”).

a.                                       PMH and PMG previously entered into a Forbearance Agreement dated as of January 25, 2002 (the “Forbearance Agreement”).

b.                                      Pursuant to the terms of the Forbearance Agreement, PMH was obligated to arrange for the execution of a continuing guaranty backed by collateral to secure payment of a portion of the Debt as defined and described therein (the “Security”), in exchange for PMG’s agreement to forbear on the collection of said Debt.

c.                                       The parties desire to allow for a substitution of guarantors and collateral which serves as the Security required by the Forbearance Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, PMH and PMG agree to and hereby amend the Forbearance Agreement in the following respects.

1.                                      References to Continuing Guaranty and Deed of Trust.  References to the  Continuing Guaranty and the Deed of Trust in the Forbearance Agreement shall be modified to mean references to that Continuing Guaranty and that Pledge Agreement executed by Jacob Y. Terner, M.D. effective May 30, 2003.

2.                                      References to Portion of Debt Being Collateralized.  References to the  portion of the Debt being collateralized shall be modified to mean that dollar amount which is required to provide PMG with a positive net tangible equity (the “TNE Guaranteed Amount”).  The TNE Guaranteed Amount is derived by deducting the then net worth of PMG from the Debt. For the fiscal year ended September 30, 2001, the Debt was $10,086,609 and the TNE Guaranteed Amount was $4,250,000.  For the fiscal year ended September 30, 2002, the TNE Guaranteed Amount had been reduced to $3,616,400.

3.                                      Forbearance Agreement Continued.  Except as modified by this Amendment, the Forbearance Agreement is ratified and shall continue in all respects.

                                                IN WITNESS WHEREOF, PMH and PMG have executed this Amendment as of the date set forth above.

“PMH”		“PMG”

PROSPECT MEDICAL HOLDINGS		PROSPECT MEDICAL GROUP

By:	/s/ R. Stewart Kahn	/s/ Jacob Y. Terner
	R. Stewart Kahn	Jacob Y. Terner, M.D.
	Executive Vice President	Chief Executive Officer

ACKNOWLEDGMENT OF GUARANTOR

The undersigned Guarantor hereby acknowledges and consents to the terms of, and consents to the execution, delivery and performance, of the Forbearance Agreement, as amended by the Amendment, and further acknowledges that Guarantor’s agreement to execute the Continuing Guaranty and the Pledge Agreement is a material inducement to PMG to enter into the foregoing Amendment.

BY AFFIXING HIS SIGNATURE HERETO, GUARANTOR REPRESENTS THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH HIS OWN LEGAL COUNSEL REGARDING THE TERMS OF THIS FORBEARANCE AGREEMENT, AS AMENDED, THE CONTINUING GUARANTY AND THE PLEDGE AGREEMENT AND IS NOT RELYING ON MILLER & HOLGUIN, LEGAL COUNSEL TO PROSPECT MEDICAL GROUP, INC., FOR LEGAL ADVICE IN CONNECTION WITH THE EXECUTION, DELIVERY AND PERFORMANCE OF SUCH AGREEMENTS.

/s/ Jacob Y. Terner
Jacob Y. Terner, M.D.